QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.3

Amendment No. 2 to Employment Agreement

        This Amendment dated as of September 17, 2002 amends the Employment Agreement (the "Agreement") dated and effective as of January 5, 1998, as amended on March 1, 2000, between Zenith National Insurance Corp. (the "Company") and John J. Tickner (the "Employee").

        Whereas, the parties desire to amend the Agreement, it is therefore agreed as follows:

          1.    Section 2 — Term — is deleted and the following substituted therefore:

            "2.    Term.    This Agreement shall be in effect for a term commencing on the Effective Date and expiring on March 1, 2005, and such period shall be referred to herein as the "Term" of this Agreement, and such Term shall not be affected by the termination of the Employee's employment hereunder."

          2.    Section 3 — Salary — is deleted and the following substituted therefore:

            "3.    Salary.    Employees minimum annual base salary shall be as follows: $311,163, effective March 1, 2000; $349,376, effective March 1, 2001; $387,589 effective March 1, 2002; $422,589, effective March 1, 2003; and $447,589, effective March 1, 2004. Employee's annual base salary shall be payable in installments in conformity with the Company's policy relating to salaried employees. The Employee's base salary may be subject to annual adjustment (but not below the then current amount) in the sole discretion of the Board.

          3.    Section 8 (c) (i) — Termination (Constructive Termination) — is deleted and the following substituted therefore:

              (i)    Mr. Stanley R. Zax ceases to be full-time Chairman of the Board and President of the Company and Zenith other than by reason of death or disability or by reason of retirement on or after December 31, 2002; provided, however, this clause (i) shall in any event be deleted and of no further force or effect after December 31, 2002.

          4.    In all other respects, the Agreement remains unchanged.

        In Witness Whereof, the parties have executed this Amendment as of the date first written above.

Zenith National Insurance Corp.		Employee

By:	/s/ STANLEY R. ZAX Stanley R. Zax	By:	/s/ JOHN J. TICKNER John J. Tickner

QuickLinks

Amendment No. 2 to Employment Agreement